Exhibit 10.105

AGREEMENT OF CONTRIBUTION

BY AND BETWEEN

CE CUMBERLAND 2001 LLC

MALDEN CE 2001 LLC

SWAMPSCOTT CE 2001 LLC

CE SOUTHINGTON 2001 LLC

FRAMINGHAM CE 2001 LLC

CE BRISTOL 2001 LLC

CE SICKLERVILLE 2001 LLC

CE GREENVILLE 2001 LLC

and

INLAND REAL ESTATE ACQUISITIONS, INC.

DATED AS OF February 24, 2006

i

ARTICLE 8 - Remedies Upon Default

8.1	Time of Essence	23
8.2	Default by Inland	23
8.3	Default by Ceruzzi	23

ARTICLE 9 - Agents and Commission

9.1	Brokers	23

ARTICLE 10 - Miscellaneous

10.1	Notices	24
10.2	No Recording	25
10.3	No Agency	25
10.4	Severability	25
10.5	Assignment and Succession	25
10.6	Amendments and Waivers	25
10.7	Further Assurances	26
10.8	Absence of Third-Party Beneficiaries	26
10.9	Governing Law; Jurisdiction	26
10.10	Interpretation	26
10.11	Entire Agreement	27
10.12	Counterparts	27
10.13	Expenses	27
10.14	Consents	27
10.15	Headings	27
10.16	Waiver of Trial by Jury	27
10.17	Confidentiality	27
10.18	Drafts not an Offer to Enter into a Legally Binding Contract	28
10.19	Exculpation	28
10.20	Joint and Several	29

ii

AGREEMENT OF CONTRIBUTION

THIS AGREEMENT OF CONTRIBUTION (hereinafter referred to as the “Agreement”), dated as of this 24th day of February, 2006, between CE Cumberland 2001 LLC, and Malden CE 2001 LLC, and Swampscott CE 2001 LLC, and CE Southington 2001 LLC, and Framingham CE 2001 LLC, and CE Bristol 2001 LLC, and CE Sicklerville 2001 LLC, and CE Greenville 2001 LLC, each a Delaware limited liability company, having an address at c/o Ceruzzi Holdings, LLC, 1720 Post Road, Fairfield, CT 06824 (hereinafter collectively referred to as “Ceruzzi”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter referred to as “Inland”).

W I T N E S S E T H:

WHEREAS, Ceruzzi is the owner of those certain parcels of real property legally described upon group Exhibit “A” attached hereto and made a part hereof (hereinafter collectively referred to as the “Real Property”).

WHEREAS, Ceruzzi desires to sell to Inland and Inland desires to purchase from Ceruzzi the Property subject to the terms and conditions hereinafter provided; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree as follows:

ARTICLE 1

Contribution

1.1          Covenant to Contribute. Prior to Closing, Inland shall form and organize the Grantees (as hereinafter defined), the JV’s (as hereinafter defined) and the Member II Entities (as hereinafter defined). Ceruzzi, through the collective formation of the limited liability companies described upon Exhibit “L” attached hereto and made a part hereof, (collectively, the “JV’s”), by Ceruzzi and the entities to be formed by Inland as described upon Exhibit “N,” attached hereto and made a part hereof (the “Member II Entities”), shall contribute to the respective JV’s and convey to Inland, and Inland shall accept from Ceruzzi, the following (collectively, the “Property” and respectively the “Property” as the context requires):

(a)           the Real Property owned by Ceruzzi, together with all of the tenements, hereditaments and appurtenances appertaining thereto, including any estate, right, title, interest, property, claim and demand of Ceruzzi in and to all streets, alleys, rights-of-way, sidewalks, easements, and utility lines or agreements (hereinafter collectively referred to the “Land”);

(b)           all improvements, buildings and structures owned by Ceruzzi situate on the Land, including the shopping center and other facilities located thereon, and any apparatus, equipment, appliances and fixtures incorporated therein and used in connection with the operation and occupancy thereof, to the extent owned by Ceruzzi (hereinafter collectively referred to as the “Improvements”);

(c)           all right, title and interest of Ceruzzi in and to the leases and other occupancy agreements with the tenants set forth on Exhibit “B” attached hereto covering all or any portion of the Real Property or the Improvements to the extent they are in effect on the Closing Date (as such term is defined in Section 3.1 hereof) (hereinafter collectively referred to as the “Leases”), together with all current rents and other sums due thereunder (hereinafter referred to as the “Rents”);

(d)           the non-exclusive right to use all of Ceruzzi’s architectural and engineering plans, specifications and drawings, soil studies, land surveys, environmental studies and reports, hazardous waste studies and reports, market reports and surveys which are in the possession of the Ceruzzi (if any) which relate to the Property (hereinafter collectively referred to as the “Plans”);

(e)           all utility, service, equipment, maintenance and other contracts relating to the ownership, maintenance or use of the Property, as approved during the Due Diligence Period (as hereinafter defined) by Inland (hereinafter collectively referred to as the “Property Contracts”);

(f)            to the extent assignable, all permits, approvals and licenses issued by any federal, state or local governmental authority or agency pertaining to the ownership, operation, maintenance or use of the Land, including, without limitation, zoning, site plan and subdivision approvals and developers’ agreements (hereinafter collectively referred to as the “Permits”);

(g)           all books, records and operating reports in Ceruzzi’s possession, which are necessary to ensure continuity of operation of the Property (hereinafter collectively referred to as the “Records”);

(h)           all right, title and interest, if any, of Ceruzzi in and to the operating names of each Property (which shall expressly exclude the names: Stop & Shop, Giant and BI-LO in all cases); and

(i)            all warranties and/or guaranties for materials and workmanship benefiting the Purchaser, to the extent assignable by their terms (hereinafter collectively referred to as the “Warranties”).

1.2          Contribution Value; Escrow Agent.

(a)           Ceruzzi is to contribute and Inland is to accept all of the Property for the aggregate Contribution Value of ONE HUNDRED THIRTY MILLION FOUR HUNDRED THIRTY THOUSAND and NO/100 DOLLARS ($130,430,000.00)  for the “Property Values” described upon “Exhibit O,” attached hereto and made a part hereof (hereinafter collectively referred to as the “Contribution Value”). The Contribution Value shall be paid and is subject to adjustment as provided in subsections 1.2 (g) and 1.2 (h), below.

(b)           Upon the execution and delivery of this Agreement by Ceruzzi and Inland, Inland shall deposit with Chicago Title Insurance Company, 171 N. Clark Street, Chicago, IL 60601, the sum of ONE MILLION and NO/100  ($1,000,000.00) DOLLARS (hereinafter referred to as the “Good Faith Deposit”). This Agreement shall not be deemed to be effective and binding upon the parties hereto unless and until the Good Faith Deposit is so delivered. If the Good Faith Deposit is not paid within two business days following complete execution of this Agreement by all parties, this Agreement shall be null and void and no party shall be bound by the terms hereof. The Escrow Agent shall hold the Good Faith Deposit in an interest-bearing trust account maintained by the Escrow Agent at Chicago Title Insurance Company, Chicago Office (hereinafter referred to as the “Deposit Escrow Account”), in accordance with the terms and conditions of this Agreement. The term “Deposit” shall mean and refer to the Good Faith Deposit excluding all accrued interest in the Deposit Escrow Account, which shall be the property of Inland in all events. The Deposit shall be distributed in accordance with the terms of this Agreement.

(c)           Intentionally deleted.

(d)           (i)            The duties of the Escrow Agent are limited to those specifically provided for herein and are purely ministerial in nature. Escrow Agent shall incur no liability hereunder or otherwise except for its own gross negligence or willful misconduct, and Ceruzzi and Inland hereby release Escrow Agent from any liability (other than as excepted herein) for any action taken by it hereunder or for any failure or refusal to act hereunder or for any other matter. Unless Escrow Agent shall have been guilty of gross negligence or willful misconduct, Ceruzzi and Inland, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any liability incurred by it as a result of its acting as escrow Agent hereunder. Notwithstanding the immediately preceding sentence, however, Inland shall be solely responsible for the payment of all fees and other compensation charged by the Escrow Agent for acting as such hereunder, including the reimbursement of any costs and expenses incurred by the Escrow Agent in connection with its acting as Escrow Agent hereunder.

(ii)           Escrow Agent shall not be bound in any way or by any agreement or contract between Ceruzzi or Inland, whether or not it has knowledge thereof, and Escrow Agent’s only duties and responsibilities shall be to hold the Deposit as escrow agent and to dispose of the Deposit in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, Escrow Agent shall, in the absence of its gross negligence or willful misconduct, have no responsibility to protect the Deposit and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Deposit or for any diminution in value of the Deposit for any cause. Escrow Agent may, at the expense of Ceruzzi and Inland, consult with counsel and accountants in connection with its duties under this Agreement and Escrow

Agent shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of such counsel and accountants. Escrow Agent shall not be obligated to take any action hereunder which may, in its reasonable judgment, involve it in any liability unless Escrow Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Escrow Agent.

(iii)          Escrow Agent is acting as a stakeholder only with respect to the Deposit. If there is any dispute as to whether Escrow Agent is obligated to disburse the Deposit or as to whom the Deposit is to be delivered, Escrow Agent shall not make any delivery, but in such event Escrow Agent shall hold the Deposit until receipt by Escrow Agent of any authorization in writing, signed by all parties having an interest in such dispute, directing the disposition of the Deposit. In the absence of such authorization Escrow Agent shall hold the Deposit until the final determination of the rights of the parties in any appropriate proceeding. Escrow Agent shall have no responsibility to determine the authenticity or validity of any notice, in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic. If such written authorization is not given, or proceedings for such determination are not begun, within thirty (30) days after the dispute arises, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Deposit with a court of the State of Connecticut. Pending such determination Escrow Agent shall be reimbursed for all costs and expenses of such action or proceeding, including, without limitation, attorneys’ fees and disbursements by the party determined not to be entitled to the Deposit. Upon making delivery of the Deposit in the manner provided in this Agreement, Escrow Agent shall have no further liability hereunder. In no event shall Escrow Agent be under any duty to institute, defend or participate in any proceeding which may arise between Ceruzzi and Inland in connection with the Deposit.

(iv)          Escrow Agent or any successor Escrow Agent may resign at any time by giving fifteen (15) days’ prior notice of resignation to the other parties hereto, such resignation to be effective on the date specified in such notice. In case the office of Escrow Agent shall become vacant for any reason, Ceruzzi may appoint a title company, bank or trust company that is reasonably acceptable to Inland as successor Escrow Agent to the retiring Escrow Agent, whereupon such successor Escrow Agent shall succeed to all rights and obligations of the retiring Escrow Agent as if originally named hereunder, and the retiring Escrow Agent shall duly transfer and deliver to such successor Escrow Agent the funds and records, including without limitation the Deposit, held by the retiring Escrow Agent hereunder.

(e)           Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.2(b) and (d) hereof and to acknowledge its receipt of the Good Faith Deposit.

(f)

(i)  At Closing, Ceruzzi shall receive the Contribution Value in operating units equal to or greater than Forty-three Million Four Hundred Thirty Thousand and no/100 Dollars ($43,430,000.00) (the “Operating Units”) in the JV’s described upon

Exhibit “L” as so-called “down REIT” Delaware limited liability companies (collectively, the “DR LLC”), which operating units shall be valued at $10.00 per unit; and (ii) the balance of the Contribution Value in cash. Attached hereto as Exhibit “K” and made a part hereof is the base form of DR LLC operating agreement (collectively, the “DR LLC OA”). The parties hereto agree to execute and/or cause the execution of the DR LLC OA at or prior to the date of Closing.

(ii)  The base form of DR LLC OA shall be modified to apply to the terms of this transaction, including but not limited to the following (in the event of any conflict between the terms of the attached form of DR LLC OA and this Agreement, the terms of this Agreement shall control):

A.     The “Investor Preferred Return” (as described by the DR LLC OA) shall be a per annum rate equal to five and one-half (5 ½%) percent on “Investor’s Invested Capital” (as described by the DR LLC OA).

B.     Ceruzzi shall have the right to redeem (put) all of its units (i.e., partial redemption is not permitted) at any time from and after December 15, 2008; and

C.     Inland shall have the right to call (redeem) the Ceruzzi units at any time from and after the fifth (5th) anniversary of the date of Closing (“Inland’s Call Notice”), provided however that Ceruzzi shall have the right to toll the call (redemption) of the Ceruzzi units pursuant to the terms of Inland’s Call Notice by electing, within 5-business days of the date of receipt of Inland’s Call Notice, to freeze the Investor Preferred Return at 5.5% per annum for a maximum period expiring on the date which is 10-years from the date of Closing (the “10-Year Date”).

D.     In any event, Inland shall have the right to call (redeem) the Ceruzzi units at any time from and after the 10-Year Date.

(iii)          The Member II Entities and Ceruzzi shall (through the JV’s, as sole member) form single purpose limited liability companies to take title to each Property (the “Grantees”). The names of the Grantees are shown upon Exhibit “M” attached hereto and made a part hereof.

(iv)          No later than the Closing Date, Ceruzzi shall obtain the agreement of Stop & Shop, Giant and BI-LO, as applicable, to make per diem payments to Inland (at a minimum, on a prorated monthly basis) together with the rental payments required to be made pursuant to the terms of the Leases, equal to the “Make Whole Payments” described upon Exhibit “O” for each day from the date of Closing through the respective date each tenant is required to increase its payment of base rent in accordance with the terms of the Leases.

ARTICLE 2

Title and Condition of Property; Financing

2.1          State of Title.

(a)           Title shall be conveyed to the Grantees at Closing in fee simple by local jurisdiction form bargain and sale deed with covenants against grantor’s acts and shall be insurable at regular rates free and clear of any and all liens, claims, encumbrances, mortgages, deeds of trust and security interests (except for the lien of real estate taxes not yet due and payable), but subject to all Permitted Exceptions (as such term is defined in Section 2.1(c) hereof).

(b)           Inland, the cost and expense thereof to be paid by Inland, shall obtain a preliminary title search of each Property (hereinafter collectively referred to as the “Title Commitment”) from Chicago Title Insurance Company (in such capacity, hereinafter referred to as the “Title Company”), pursuant to which the Title Company shall commit to insure (upon the payment of a requisite premium at regular rates) that the Grantees shall own good and indefeasible fee simple title to the Property as described in Section 2.1(a) of this Agreement. Inland shall forward a complete copy of the Title Commitment to Ceruzzi within five (5) business days after Inland’s receipt of same. Inland shall have until 5 p.m. on April 24, 2006 (hereinafter referred to as the “Due Diligence Period”) within which to object, by written notice to Ceruzzi, to any exceptions to title set forth in the Title Commitment. Ceruzzi, at the sole cost and expense of Inland, shall cause a reputable surveyor licensed in the state of situs of each Property, to prepare and deliver an ALTA as-built survey of each Property (to specifications approved by Inland) (collectively, the “Survey”) to the Grantees and Ceruzzi and the Title Company no later than 30-days prior to the expiration of the Due Diligence Period. Inland shall have until 5:00 p.m. on the last day of the Due Diligence Period within which to notify Ceruzzi in writing that Inland objects to any state of facts as shown on any Survey, which written notice must be given contemporaneously with any written notice given as to exceptions to title referred to above. If Inland notifies Ceruzzi in writing that Inland objects to any exceptions to title and/or to any state of facts in the Survey (hereinafter referred to as a “Title Objection Notice”), Ceruzzi shall have ten (10) business days after receipt of such notification to notify Inland (i) that Ceruzzi will remove the Title Objection Notice exceptions from title or, if applicable, remove the matters as shown on the Survey on or before the Closing or (ii) that Ceruzzi elects not to cause such exceptions or matters to be removed. If Ceruzzi fails to notify Inland within such ten (10) business days, Ceruzzi shall be deemed to have given notice under clause (ii) above. If Ceruzzi gives (or is deemed to have given) Inland notice under clause (ii) above, Inland shall have five (5) business days from the date of receipt of such notice (or in a case where Ceruzzi gives no such notice, from the last date on which such notice could have been given) in which to notify Ceruzzi and the Escrow Agent (x) that Inland will nevertheless proceed with the transactions contemplated by this Agreement and the Grantees shall then take title to the Property subject to such exceptions and such matters without reduction of the Contribution Value or (y) that Inland will terminate this

Agreement. If Inland does not provide any notice contemplated by the immediately preceding sentence, Inland shall be deemed to have elected that the Grantees shall take title to the Property pursuant to clause (x) above. If this Agreement is terminated pursuant to the provisions of Section 2.1(b)(y), (i) this Agreement shall terminate and be of no further force and effect, (ii) no party hereto shall have any further rights or obligations hereunder (except for representations, warranties and/or any indemnity obligations of any party pursuant to the provisions of this Agreement which expressly survive termination of this Agreement), and (iii) the Escrow Agent shall immediately return the Deposit to Inland.

(c)           The term “Permitted Exceptions” as used herein shall mean (i) the lien of real estate taxes, assessments and water and sewer charges not yet due and payable, (ii) all matters set forth in the Title Commitment and approved by Inland or deemed approved by Inland as provided hereinabove, provided, however, matters set forth in the Title Commitment for which the Standards of Title (or equivalent) of the Bar Association of each state in which a Property is located recommend no curative action be taken shall be deemed approved (iii) intentionally deleted, (iv) all existing building, zoning and other city, state, county or federal laws, codes and regulations affecting the Property, (v) any existing general utility easements serving the Property (provided that such easements do not subject any owner of such Property to obligations other than are usual and customary in similar easements and provided further that no Improvements (other than parking areas and access aisles) are constructed on such easements), (vi) such state of facts as would be shown by accurate survey of the Property, (vii) the Leases, and (viii) any title exception created directly by any act or omission of Inland or its representatives, agents, employees or invitees.

(d)           Ceruzzi’s obligation to convey title to the Property is solely as set forth in Section 2.1(a) hereof. To the extent that Inland may elect, at its option, to request the Title Company to issue endorsements to the most current form of ALTA owner’s title insurance policy as currently and customarily used in the state of situs of each Property, the issuance of such endorsements shall be paid by Inland, and (to the extent that Inland has not terminated this Agreement during the Due Diligence Period in accordance with the terms of Section 2.4 hereof) the issuance of any such endorsements shall not be a pre-condition to Inland’s obligation to consummate the transactions contemplated by this Agreement.

2.2          Investigations; No Reliance on Documents; As-Is Sale.

(a)           Except as expressly set forth in this Agreement, neither Ceruzzi nor Inland makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or information delivered by such party or its brokers or agents to the other party in connection with the transaction contemplated hereby Ceruzzi and Inland acknowledge and agree that all materials, data and information delivered by the other party in connection with the transactions contemplated hereby are provided to the other party as a convenience only and that any reliance on or use of such materials, data or information shall be at the sole risk of the party receiving such materials, data or information from the other party, except as otherwise expressly stated

herein. Neither Ceruzzi, nor any affiliate of Ceruzzi, nor the persons or entities which prepared any report or reports (unless Inland has obtained reliance letters from any such persons or entities or has established legal privity with such persons or entities by some other means) delivered by Ceruzzi to Inland, shall have any liability to Inland for any inaccuracy in or omission from any such reports.

(b)           Except as expressly set forth in this Agreement and in any documents delivered by Ceruzzi at the Closing, it is understood and agreed that Ceruzzi is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability or fitness for a particular purpose, or as to the state of title, physical condition, environmental condition and/or zoning of the Property.

INLAND ACKNOWLEDGES AND AGREES THAT UPON CLOSING CERUZZI SHALL CONTRIBUTE AND CONVEY OR ASSIGN TO THE JV’S AND GRANTEES AND INLAND SHALL ACCEPT THE Property “AS IS, WHERE IS, WITH ALL FAULTS” AND WITH ALL LATENT OR PATENT DEFECTS, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR THE DOCUMENTS EXECUTED AND DELIVERED BY CERUZZI AT THE CLOSING. INLAND HAS NOT RELIED AND WILL NOT RELY ON, AND CERUZZI IS NOT LIABLE FOR OR BOUND BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO ANY PROPERTY OR RELATING THERETO MADE OR FURNISHED BY CERUZZI, OR ANY REAL ESTATE BROKER OR AGENT PURPORTING TO REPRESENT CERUZZI, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR DOCUMENTS EXECUTED AND DELIVERED BY CERUZZI AT THE CLOSING. INLAND ALSO ACKNOWLEDGES THAT THE CONTRIBUTION VALUE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.”  IN ADDITION, CERUZZI WILL HAVE NO OBLIGATION TO PROVIDE ANY REPAIRS, ALTERATIONS OR IMPROVEMENTS TO THE PROPERTY AS A CONDITION PRECEDENT TO INLAND’S OBLIGATION TO CLOSE TITLE. IN FURTHERANCE OF THE FOREGOING AND NOT IN LIMITATION THEREOF, INLAND SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH HEREIN TO THE CONTRARY, INLAND IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM CERUZZI OR ANY PARTNER, MEMBER, MANAGER, SHAREHOLDER, OFFICER OR DIRECTOR OF CERUZZI OR FROM ANY EMPLOYEE, ATTORNEY, AGENT OR REPRESENTATIVE OF CERUZZI AS TO ANY MATTER CONCERNING ANY PROPERTY OR ANY MATERIALS PROVIDED BY THE CERUZZI PURSUANT TO SECTION 2.3 HEREOF, INCLUDING WITHOUT LIMITATION:  (i) THE QUALITY, NATURE, HABITABILITY, MERCHANTABILITY, USE, OPERATION, VALUE, MARKETABILITY, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY

OR ANY ASPECT OR PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, UTILITY SYSTEMS, FACILITIES, APPLIANCES, SOILS, GEOLOGY OR GROUNDWATER, (ii) THE DIMENSIONS OR LOT SIZE OF ANY PROPERTY OR THE SQUARE FOOTAGE OF THE IMPROVEMENTS THEREON OR OF ANY TENANT SPACE THEREIN, (iii) THE DEVELOPMENT OR INCOME POTENTIAL, OR DEVELOPMENT OR OTHER RIGHTS OF OR RELATING TO PROPERTY, (iv) PROPERTY’S INSURABILITY, MERCHANTABILITY, FITNESS, SUITABILITY, OR ADEQUACY FOR ANY PARTICULAR PURPOSE, (v) THE ZONING OR OTHER LEGAL STATUS OF PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON THE USE OF PROPERTY, (vi) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS OR RESTRICTIONS OF ANY GOVERNMENTAL AUTHORITY OR OF ANY OTHER PERSON OR ENTITY (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT), (viii) THE ABILITY OF INLAND TO OBTAIN ANY GOVERNMENTAL APPROVALS, LICENSES OR PERMITS NECESSARY FOR INLAND’S INTENDED USE OR DEVELOPMENT OF THE PROPERTY, (viii) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, IN, UNDER, ABOVE OR ABOUT THE PROPERTY OR ANY ADJOINING OR NEIGHBORING PROPERTY, (ix) THE DESIGN, CONSTRUCTION OR THE QUALITY OF ANY LABOR AND MATERIALS USED IN THE CONSTRUCTION OF ANY IMPROVEMENTS, (x) THE CONDITION OF TITLE TO THE PROPERTY, (xi) THE LEASES, CONTRACTS OR ANY OTHER AGREEMENTS AFFECTING THE PROPERTY OR THE INTENTIONS OF ANY PARTY WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE OR CONTRACT WITH RESPECT TO THE PROPERTY, OR THE APPLICABLE CERUZZI’S OWNERSHIP, DEVELOPMENT OR OPERATION OF THE PROPERTY OR (xii) THE ECONOMICS OF, OR THE INCOME AND EXPENSES, REVENUE OR EXPENSE PROJECTIONS OR OTHER FINANCIAL MATTERS, RELATING TO THE PROPERTY, OR THE OPERATION THEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, INLAND AGREES THAT INLAND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF CERUZZI, WHETHER SUCH REPRESENTATION OR WARRANTY IS IMPLIED, PRESUMED OR EXPRESSLY PROVIDED, ARISING BY VIRTUE OF ANY STATUTE OR COMMON LAW. INLAND AGREES THAT CERUZZI IS UNDER NO DUTY TO MAKE ANY INQUIRY REGARDING ANY MATTER THAT MAY OR MAY NOT BE KNOWN TO ANY CERUZZI OR TO CONFIRM, INVESTIGATE OR QUESTION THE ADEQUACY OF ANY APPRAISAL, REPORT, ANALYSES OR STUDY OF ANY ASPECT OF THE PROPERTY PREPARED OR OBTAINED BY CERUZZI.

(c)           Inland’s acceptance of Ceruzzi’s deed for the Property in favor of the Grantees shall be deemed to be full performance by Ceruzzi of, and will discharge Ceruzzi from, all liabilities and obligations under this Agreement, and thereafter Ceruzzi shall have no liability or obligation to Inland or to any subsequent owner of the Property with respect to the Property, nor any liability or obligation to any other person, firm, corporation or public body with respect to actions or claims which arise on or after the Closing Date with respect to the Property. Upon transfer of the Property, Inland shall be deemed to have accepted and shall be subject to the terms, conditions and other obligations applicable to the owner of, and relating to, the Property which are set forth in any governmental approvals relating to the construction, use or occupancy of the Property, including without limitation, site plan approvals and developer’s agreements, whether or not same shall have been recorded.

(d)           Inland, in consideration for the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, as of Closing does hereby release and forever discharge Ceruzzi from any and all actions, causes of action, suits, controversies, claims and demands whatsoever, in law and in equity, for or on account of injuries claimed to have been received by Inland in connection with the condition of the Property as of the date of Closing, including without limitation the geophysical and environmental condition on, or originating from, the Property. It is expressly understood and agreed by Inland and Ceruzzi that this release specifically applies to any claims made in connection with any possible environmental contamination on, or originating from, the Property, and/or any violation of the Environmental Laws (as such term is hereinafter defined) by the Ceruzzi in connection with the Property. For the purposes of this release, the term “environmental contamination” shall include any type of environmental orders, statutes or regulations applicable to the Property, including without limitation to the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Federal Clean Water Act, the Spill Compensation and Control Act, the Federal Water Pollution Control Act, the Underground Storage of Hazardous Substances Act, the Resource Conservation and Recovery Act and all other applicable federal, state and/or local environmental acts (hereinafter collectively referred to as the “Environmental Laws”) as the same are currently in force or may be later amended, as well as any other claims, suits or actions arising from or related to the environmental condition of the Property. By accepting title to the Property through the Grantees at Closing, Inland shall be deemed to have agreed that Inland:  (i) is satisfied with the environmental conditions of the Property (regardless of whether the Property complies with all Environmental Laws or other laws, orders, statutes or regulations affecting the Property) and that Inland shall have been given the opportunity to determine, to its own satisfaction, that the Property complies with all Environmental Laws or other laws, orders, statutes or regulations affecting the Property; (ii) accepts that Property in an “AS IS” condition without relying on any verbal or written statement or representation relating to the Property that may have been made by the Ceruzzi (except as expressly set forth in this Agreement); and (iii) shall be solely responsible for any environmental contamination on, or originating from, the Property which is not disclosed in the Environmental Assessments to be obtained by Inland pursuant to Section 2.3 hereof or which otherwise occurs after the Closing Date due to the actions or inactions of the Inland, its successors and/or assigns or any third party, and Inland agrees that it will be solely responsible for any such environmental contamination. It is understood and agreed that Ceruzzi does not admit any liability for any environmental contamination, and liability on the part of Ceruzzi is expressly denied.

(e)           The provisions of this Section 2.2 shall survive Closing or termination of this Agreement.

2.3          Due Diligence Period. Inland shall have until 5 p.m. (prevailing New York City, New York time) on the last day of the Due Diligence Period to inspect the Property, to conduct and prepare studies, tests and surveys and to investigate and review any and all matters relating to the Property which Inland shall reasonably deem appropriate, including, without limitation, zoning matters, environmental matters, the Plans, the Property Contracts, the Permits, the Leases, the Records, the Title Commitment and the condition of the Property. In connection with Inland’s review of the Property, Ceruzzi, shall deliver to Inland within five (5) business days after the signing of this Agreement copies of the documents described on the Due Diligence Checklist attached hereto as Exhibit “C” and made a part hereof, including copies (if any) of (i) the most recent tax bills, (ii) the most recent title report and survey of the Property as are available, (iii) each of the Leases and any amendments thereto, (iv) all Property Contracts, (v) all Plans, (vi) all Permits, (vii) all Records, (viii) all Warranties, (ix) all environmental reports and studies relating to the Property and (x) all unrecorded developer’s agreements. All of the foregoing tests, investigations and studies shall be conducted by Inland or its agents at Inland’s sole risk, cost and expense. Prior to any such entry unto the Property, Inland shall afford Ceruzzi not less that one (1) business day’s advance written notice of such inspection. Inland covenants and agrees that none of its tests, investigations or studies shall materially interfere with or disrupt in any manner whatsoever (hereinafter referred to collectively as “Interference”) (x) the operation of any Property or any part thereof by any Ceruzzi or any tenant under any Lease or (y) the conduct of business by any Ceruzzi or any tenant under any Lease. Prior to entry on any Property by Inland, Inland shall deliver to Ceruzzi certificates of insurance (prepared on an insurance certificate form known as an “Accord 27”) from an insurance company or companies reasonably satisfactory to Ceruzzi, naming Ceruzzi and any other party requested by Ceruzzi as additional insureds which certificates shall evidence policies of insurance insuring against claims for bodily injury, death and property damage with confirmed single limit amounts of $1,000,000.00 and aggregate amounts of $2,000,000.00. So long as no Interference results therefrom, Ceruzzi will provide Inland and its agents with access to all structures located on the respective Property to permit Inland to fully conduct its due diligence activities. Inland shall repair and restore any damage caused to the Property as a result of entry by Inland or its agents or representatives. Inland shall defend, indemnify and hold Ceruzzi harmless from and against any and all damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by Ceruzzi or any tenant under any Leases with respect to all claims for personal injury, death or for loss or damage to property in connection with Inland’s or its agents’, representatives’, contractors’ or subcontractors’ entry onto the Property and/or performance of such studies, tests and surveys. Inland’s indemnification obligations under this Section 2.3 shall survive the Closing or termination of this Agreement.

2.4          Inland’s Right to Terminate. Inland shall have until 5:00 p.m. (prevailing New York City, New York time) on the last day of the Due Diligence Period within which to notify Ceruzzi and Escrow Agent in writing (hereinafter referred to as a

“Termination Notice”), of its election to terminate this Agreement in its entirety (but not otherwise), for any reason or for no reason whatsoever. If this Agreement is terminated pursuant to the provisions of this Section 2.4, (i) this Agreement shall terminate and be of no further force and effect, (ii) no party hereto shall have any further rights or obligations hereunder (except for representations, warranties and/or any indemnity obligations of any party pursuant to the provisions of this Agreement which expressly survive termination of this Agreement), and (iii) the Escrow Agent shall immediately return the Deposit to Inland. If Inland shall not deliver an appropriate Termination Notice within the time period set forth herein, Inland shall be deemed to have accepted the results of its due diligence examination of the Property, this Agreement shall remain in full force and effect and Inland shall have no further right to cancel or terminate this Agreement, except as otherwise expressly provided herein. If Inland terminates this Agreement, Inland shall promptly return all due diligence material provided by Ceruzzi.

2.5          Prepayment of Existing Loans.

Inland hereby acknowledges that the Property is currently subject to those certain mortgage loans generally described on Exhibit “D” attached hereto and made a part hereof (hereinafter collectively referred to as the “Existing Loan”) made by the Lender (hereinafter referred as the “Existing Lender”) identified on Exhibit “D” hereto. Inland and Ceruzzi hereby acknowledge and agree that Inland is not assuming the obligations of the Ceruzzi under the Existing Loan, and that all principal and accrued and unpaid interest under the Existing Loan shall be prepaid out of the proceeds of the Closing of the transactions contemplated hereby (including any defeasance costs and expenses).

ARTICLE 3

The Closing

3.1          Time and Place. Consummation of the transactions contemplated hereby (hereinafter referred to as the “Closing”) shall take place using the services of Chicago Title Insurance Company (“Chicago Title”), as escrow agent. Ceruzzi and Inland shall deliver all of their respective closing documents in escrow to Chicago with instructions on the distribution of the documents at such time as Chicago Title has wired to Ceruzzi the net funds due Ceruzzi in accordance with the closing statement agreed upon between the parties. The Closing shall take place no later than 5-business days after the expiration of the Due Diligence Period (hereinafter referred to as the “Closing Date”). Ceruzzi agrees to reasonably cooperate with Inland in its attempt to take an assignment of the existing loan documents encumbering the Property.

3.2          Closing. At the Closing (or such earlier date as set forth herein), Ceruzzi and Inland shall take such actions and deliver such agreements and other instruments and documents necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with the terms hereof, including, without limitation, the following:

(a)   Inland shall deliver to Ceruzzi the portion of the Contribution Value payable pursuant to Section 1.2(c) hereof and the Escrow Agent shall deliver the Deposit to the Ceruzzi.

(b)   Ceruzzi and Inland shall execute and deliver closing statements each in a form reasonably acceptable to Ceruzzi, Inland and their respective counsel.

(c)   Ceruzzi shall convey and transfer to the Grantees good and insurable title to the Property, subject to the Permitted Exceptions, by executing, acknowledging and delivering the deeds to the Grantees (collectively, the “Deed”).

(d)   Ceruzzi and Inland shall execute and deliver assignment and assumption agreements in substantially the form attached hereto as Exhibit “E” and made a part hereof, duly executed and acknowledged by Ceruzzi and the Grantees and in proper form for recording (if necessary), pursuant to which Ceruzzi will assign to the Grantees all of Ceruzzi’s rights, title and interest as lessor in and to the respective Leases, and pursuant to which the Grantees will assume all obligations as lessor under the Leases. Ceruzzi will simultaneously deliver to Inland an original executed copy of each of the Leases and all guarantees of the Leases and a letter, duly executed by the respective Ceruzzi, in form satisfactory to Inland, addressed to each of the tenants under the Leases advising the tenants of the assignment of the Leases to the Grantees.

(e)   Ceruzzi shall use its commercially reasonable efforts (which for purposes of this Section 3.2(e) shall not require Ceruzzi to incur unreasonable costs) to cause the tenants under Leases (Stop & Shop, Giant and BI-LO) to deliver to Inland a written tenant estoppel certificate in the form required under the respective Leases, or if no form is specified and if no form is generally used by a tenant in similar transactions, in substantially the form attached hereto as Exhibit “F” and made a part hereof.

(f)    Ceruzzi shall deliver to Inland a rent roll for the Property owned by it containing a schedule of the Rents and other charges and payments due from the tenants under the Leases dated as of the Closing Date and certified by Ceruzzi as true and correct.

(g)   Ceruzzi shall deliver to Inland an affidavit of title in customary form, duly executed and acknowledged by Ceruzzi.

(h)   Ceruzzi and Inland shall deliver to the Title Company all documents, affidavits and instruments reasonably required by the Title Company and in a form reasonably acceptable to Ceruzzi, Inland, their respective counsel and the Title Company.

(i)    Ceruzzi shall deliver to Inland a limited liability company certificate, satisfactory to the Title Company and Inland, with respect to the authority of Ceruzzi to approve this Agreement and the transactions contemplated hereby.

(j)    Inland shall deliver to Ceruzzi a corporate resolution, satisfactory to the Title Company and Ceruzzi, with respect to the authority of Inland to approve this Agreement and the transactions contemplated hereby.

(k)   Ceruzzi shall deliver to Inland all Plans, Property Contracts, Permits, Records and all other records pertinent to the ownership, operation, maintenance or use of the Property which are in such Ceruzzi’s possession. Ceruzzi and Inland shall execute and deliver an assignment and assumption agreement, pursuant to which Ceruzzi will assign to Inland all of such Ceruzzi’s right, title and interest in the Plans, Property Contracts, Permits and Records, and pursuant to which Inland will assume all obligations with respect thereto.

(l)    Ceruzzi shall deliver to Inland an affidavit stating that such Ceruzzi is not a “foreign person” as that term is defined pursuant to the Foreign Investment in Real Property Tax Act of 1980 (hereinafter referred to as “FIRPTA”).

(m)  Ceruzzi shall execute a notice to Stop & Shop, Giant and BI-LO, as the case may be in substantially the form attached hereto as Exhibit “G”, which notices shall be delivered to Inland at Closing for Inland to forward to the respective Tenants.

(n)   The parties shall execute and deliver to each other any other instrument or instruments (i) required to be delivered under any provision of this Agreement and (ii) reasonably requested by the attorney for either party in connection with this transaction.

(o)   To the extent obtained by Inland (with Ceruzzi’s cooperation in accordance with Section 6.2(c) hereof), and to the extent paid for on before Closing by Inland, Ceruzzi shall cause all Warranties to be transferred to the name of the Grantees.

(p)   To the extent obtained by Ceruzzi in accordance with Section 6.2(c) hereof, estoppel certificates from Stop & Shop, Giant and BI-LO, as the case may be (as a tenant) and from any other party to any reciprocal easement or similar agreement affecting the Property (hereinafter referred to as the “REA Estoppels”) in either the form prescribed by any such document or in substantially the same form attached hereto as Exhibit “H.”

(q)   Ceruzzi shall execute and deliver to Inland’s auditors, KPMG, an audit letter in the form attached as Exhibit “J,” attached hereto and made a part hereof. In the event the audit of Property operations has not been performed by KPMG at or prior to the date of Closing, Ceruzzi agrees to execute and deliver the audit letter at such time as the audit is performed. The terms of this provision shall survive Closing.

(r)    Ceruzzi and Inland shall execute and deliver the DR LLC OA’s and the Guaranty of Inland Western Retail Real Estate Trust Inc. in connection therewith.

(s)   Ceruzzi shall deliver to Inland a waiver by Stop & Shop, Giant and BI-LO of its right of first offer, in each case.

(t)    Ceruzzi shall comply with the tax withholding statutes in regard to sale of the Property (e.g., Rhode Island requirements) and Ceruzzi agrees to withhold from the net proceeds of sale a sum sufficient to comply therewith; Ceruzzi and Inland agree to execute and deliver such real estate and /or tax documents as may be required to comply with the foregoing.

(u)   Inland shall deliver to Ceruzzi a copy of each assignment of this Agreement by Inland to the Member II Entities.

3.3                          Delivery of Possession. Possession of the Property shall be delivered to Inland at the Closing upon execution and delivery of the Deed (in favor of the Grantees) free of all tenancies and occupants, except with respect to tenants under the Leases.

ARTICLE 4
Apportionments and Allocation of Expenses

4.1          Credits and Prorations. Subject to any provision of this Agreement to the contrary, the following items shall be apportioned for the calendar year in which the Closing occurs as of midnight on the calendar day immediately preceding the Closing:  (a) all Rents, revenues and other income, if any, from the Property, and (b) any other income, expense or other items relating to the Property under a NNN lease which is customarily prorated between a purchaser and a seller of real property subject to a NNN lease in the counties in which the Property is located. Ceruzzi hereby represents and warrants to Inland (i) that each of the Leases are NNN and the respective tenants thereunder are responsible for the full payment of all real estate taxes and insurance and water and sewer charges and other utility charges, and all other costs and expenses incurred in connection with the use of the respective demised premises under Leases; and (ii) no security deposits under Leases are being held by Ceruzzi.

4.2          Other Adjustments.

(a) Intentionally deleted.

(b) Except as otherwise provided herein, any expense amount which cannot be ascertained with certainty as of Closing (and for which Inland and Ceruzzi are unable to adjust and/or allocate at or prior to Closing) shall be prorated on the basis of the parties’ reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Inland shall promptly notify Ceruzzi when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Inland shall prepare, and certify as correct, a final proration statement which shall be subject to Ceruzzi approval. Upon the acceptance and approval by Ceruzzi of any final proration statement submitted by Inland, such statement shall be conclusively deemed to be accurate and final.

(c) All rents, including without limitation all basic rent, additional rent, and all amounts due and payable to the landlord under the Leases (hereinafter collectively referred to as “Rents”), shall be prorated and adjusted as of the Closing Date based upon the number of days in the month in which the Closing occurs. Ceruzzi shall prepare all reconciliations for calendar year 2005 prior to the end of the Due Diligence Period, and shall deliver copies thereof to Inland. Based upon (i) the delinquency, if any, at such time in the payment of Rent by any Tenants and (ii) the existence, if any, of any unpaid tenant improvements or leasing commissions or any unexpired free rent periods (hereinafter collectively referred to as “Tenant Concessions”) Inland and Ceruzzi shall negotiate in good faith with each other appropriate credits to one another to be allocated at Closing in connection with the Leases. Such good faith negotiations shall include negotiations with respect to Rents which remain unpaid on and as of the anticipated Closing Date, as well as allocation of responsibility for the economic effect of the payment or realization of Tenant Concessions, it being the intent of the Inland and Ceruzzi to negotiate fair and equitable credits such that (i) Ceruzzi will have no claims against Tenants following Closing for past due Rent, other additional rent and Tenant Concessions, (ii) Ceruzzi will owe no additional payments to Inland in respect of Rent, other additional rent and Tenant Concessions, and (iii) Inland will owe no additional payments to Ceruzzi in respect thereof.

(d) Intentionally deleted.

(e)           Inland shall be entitled to a credit in the amount of the tenant security deposits set forth on Schedule 4.2(e) attached hereto.

(f)            Subject to the final sentence of Section 4.2(b) hereof, the provisions of this Section 4.2 shall survive Closing.

4.3          Transaction and Closing Costs.

(a) Ceruzzi and Inland shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

(b) Ceruzzi shall pay the fees of counsel representing Ceruzzi in connection with this transaction. In addition, Ceruzzi shall also pay the following costs and expenses:

(i) any realty transfer tax, sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property;  and

(ii) the fees for any consultants which have been hired or retained by Ceruzzi in connection with the transactions contemplated by this Agreement.

(c) Inland shall pay the fees of counsel representing Inland in connection with this transaction, if any. In addition, Inland shall also pay the following costs and expenses:

(i) 100% of all survey and title charges;

(ii) the cost of appraisals, Environmental Assessments of the Property prepared on Inland’s behalf or at Inland’s direction;

(iii) the fees for recording the Deed;

(iv) except as set forth in Section 9.1 hereof, the fees for any other brokers or consultants which have been hired or retained by Inland in connection with the transaction contemplated by this Agreement;

(v) the fees and expenses of the Escrow Agent, as set forth in Section 1.2(d)(i) hereof; and

(vi)  all costs of obtaining Inland financing, if any, and mortgage recording fees and taxes in connection therewith.

(d)           All costs and expenses incident to the transaction contemplated hereby and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

(e)           The provisions of this Section 4.3 shall survive the Closing or termination of this Agreement.

ARTICLE 5

Representations and Warranties

5.1          Ceruzzi Representations and Warranties. Ceruzzi, hereby makes the following representations and warranties to Inland as of the date of this Agreement, which representations and warranties shall be true and correct as of the Closing Date as a condition to Inland’s obligation to close hereunder:

(a)           Each Ceruzzi seller entity is a limited liability company duly organized, validly existing and in good standing under the laws of its state of formation. Ceruzzi has all requisite power and authority to own and operate its respective Property and carry on its business with respect to such Property as now being conducted. Ceruzzi has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Neither the execution, delivery and performance by Ceruzzi of this Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate or conflict with any provision of the articles of organization or operating agreement of Ceruzzi.

(b)           Ceruzzi is not a “foreign person” as such term is defined pursuant to FIRPTA.

(c)           The execution, delivery and performance by Ceruzzi of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not violate any provision of Ceruzzi’s organization documents.

(d)           Those certain leases described upon Exhibit “B” are the only leases and tenancies in effect with respect to the Property and no individuals or entities occupy the Property or any portion thereof except pursuant to the Leases. The copies of the Leases previously delivered or to be delivered to Inland are or will be true, correct and complete copies of all the Leases and any amendments thereto. Except as disclosed herein or in the Leases, copies of which shall be reviewed by Inland during the Due Diligence Period, no Lease provides the tenant thereunder with a right of first refusal to purchase its demised premises or any of the Property.

(e)           Ceruzzi has not received any written notice from a tenant under any Lease of such tenant’s intention to vacate or abandon its demised premises prior to the end of the term of its Lease. Ceruzzi shall promptly provide Inland with a copy of any written notice of default under any Lease given or received between the date hereof and the date of the Closing.

(f)            Ceruzzi has not received any written notice from any tenant under any Lease which claim any default by Landlord thereunder. Ceruzzi shall promptly provide Inland with a copy of any written notice of default under any Lease given or received between the date hereof and the date of the Closing.

(g)           Except as otherwise disclosed to Inland, Ceruzzi has not received any written notice of any violations of any federal, state or municipal zoning, fire, environmental, building or other laws, codes, statutes, ordinances, orders, regulations or requirements affecting the Property owned by it, the terms of which have not been complied with, and Ceruzzi will promptly notify Inland of the receipt of any written notice of any such violations received by such Ceruzzi between the date hereof and the date of the Closing.

(h)           There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or actions pursuant to any other debtor relief laws contemplated by any Ceruzzi or pending against such Ceruzzi and regarding the Property owned by it.

(i)            No tenant is entitled to any rent concessions or “free rent” under the terms of any of the Leases, all tenant improvement allowances due under any of the Leases have either been paid, or if not yet due and payable, will be escrowed by Ceruzzi from the net funds due Ceruzzi at the Closing, with Chicago Title.

(j)            Schedule 5.1(j) sets forth any unpaid leasing commissions and the amount hereof. All leasing commissions for which a lien could be filed shall be paid on or before the Closing Date

5.2          Inland’s Representations and Warranties. Inland hereby makes the following representations and warranties to Ceruzzi as of the date of this Agreement, which representations and warranties shall be true and correct as of the Closing Date as a condition to Ceruzzi’s obligation to close hereunder.

(a) Inland is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Inland has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Inland of the transactions contemplated hereby and thereby have been duly authorized by Inland and no consents of any third parties are necessary for Inland’s execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby. Neither the execution, delivery and performance by Inland of this Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate or conflict with any provision of the documents and instruments under which Inland is constituted.

(b)           No action or other proceeding whatsoever is now pending or, to the best knowledge of Inland, threatened against Inland or any shareholders, partners, members or owners, as the case may be, of the foregoing which calls into question or seeks to set aside or enjoin any of the approvals or authorizations of the transactions contemplated by this Agreement, or the performance of Inland’s obligations hereunder, or which will or may otherwise impede the Closing.

(c)           Inland has all funds available to it which are sufficient to consummate the transaction contemplated by this Agreement.

(d)           Inland fully understands the nature and significance of the transactions provided for in this Agreement and the limitations provided in Section 2.2 hereof and elsewhere herein. Inland is satisfied with the amount being paid by it for the Property, as set forth herein, based and in sole reliance upon its own valuation of the Property and its review and analysis of the rent roll for each Property, reports of physical inspections (including without limitation, environmental inspections), business, operations, condition and prospects for the Property.

5.3          Changed Circumstances. Ceruzzi and Inland shall promptly notify the other in writing, if, after the execution of this Agreement and prior to the Closing, any event occurs or condition exists which renders any of the foregoing representations and warranties made by it materially untrue or misleading. All of the foregoing representations and warranties, respectively, shall be deemed made by Ceruzzi, respectively, and Inland on the date of this Agreement and at the time of the Closing.

5.4          Survival of Representations and Warranties; Limitation on Ceruzzi’s Liability. Unless otherwise set forth in this Agreement, the representations and warranties of Ceruzzi and Inland, respectively, as set forth in this Article 5 and elsewhere in this Agreement and in any other agreements, affidavits, estoppels, instruments or other documents executed by any of the Ceruzzi in connection with the transactions contemplated hereby (hereinafter collectively referred to as the “Closing Documents”) shall survive Closing for six (6) months. In the event that the Closing of the transactions contemplated herein occurs, and to the extent that, thereafter, Inland incurs any actual costs or losses during the six (6) month period referred to above as a result of any incorrect representations or warranties made by Ceruzzi hereunder or under the Closing Documents which exceed $1,000.00, Ceruzzi shall reimburse Inland for such claims, costs and expenses within fifteen (15) days after delivery by Inland to Ceruzzi of reasonable evidence of the payment of such claims, costs and expenses. No claims based upon any incorrect representation or warranties may be brought by Inland to the extent that the costs or losses actually incurred by Inland do not individually or collectively exceed the Minimum Threshold, and no such claims may be brought at any time following the six-month anniversary of the Closing. In addition, to the extent that Inland actually knows at or prior to Closing that any of Ceruzzi’s representations or warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Inland’s knowledge. Without limitation, Ceruzzi shall not have any liability in connection with this Agreement by reason of any inaccuracy of a representation or warranty if and to the extent that such inaccuracy has been identified by Ceruzzi by notice to Inland or otherwise is actually known by Inland at the time of Closing (whether matters contradicting any representation or warranty is contained in any Exhibit or Schedule to this Agreement, whether such matters are contained in any materials delivered to Inland by or on behalf of Ceruzzi, or whether such matters are contained in any study, test, analysis or report prepared by or for the benefit of Inland in connection with the transactions contemplated hereunder), and Inland consummates the Closing.

ARTICLE 6

Additional Agreements

6.1          Operations Pending Closing. Between the date of execution of this Agreement and the Closing, Ceruzzi shall comply with all covenants, conditions, restrictions, laws, statutes, rules and regulations and ordinances applicable to the Property, and shall own, manage and operate the Property in a manner consistent with past practices and shall use reasonable and prudent efforts to preserve for Inland the favorable relationships which Ceruzzi has with tenants, suppliers, vendors and others having ongoing relationships with the Property. Ceruzzi (a) may, at Ceruzzi’s option, after prior notice to Inland, in the ordinary course and consistent with Ceruzzi’s current practices, negotiate with prospective tenants, and (b) enter into Leases (on terms that Ceruzzi believes, in its good faith business judgment, to be market terms), enforce Leases and perform landlord’s obligations under the Leases (other than with respect to Leases that have been or that are in the process of being terminated). Ceruzzi shall not, without first obtaining written consent of Inland, which consent shall not be unreasonably withheld, conditions or delayed, enter into new Leases or modify the terms of or terminate any Leases. In addition, Ceruzzi shall promptly notify Inland, in writing, of (i) any default beyond applicable grace periods committed by any tenants (other than defaults in the payment of rent, adjustments for which will be made at Closing); and (ii) any written notices received from any tenants regarding Ceruzzi’s defaults or any tenant’s intention to terminate its lease.

6.2          Mutual Cooperation. Ceruzzi and Inland agree to cooperate fully with one another in connection with the transactions contemplated herein during the Due Diligence Period. In furtherance of the foregoing, Ceruzzi agrees to (a) to provide contact information to Inland with respect to persons who prepared previous surveys, environmental assessments and appraisals, if any, with respect to the Property, (b) to execute all documents (at no cost to Ceruzzi) to effectuate the transfer to Inland of any Warranties and (c) to use its commercially reasonable efforts (which for purposes of this Section 6.2 shall not require Ceruzzi to incur unreasonable costs) to obtain the REA Estoppels.

Article 7

Risk of Loss

7.1          Casualty.

(a)           If, at or prior to Closing, any damage, destruction or casualty shall have occurred as to which a tenant (i) has the responsibility to repair and restore the Property under its respective Lease and (ii) has no right of rent abatement or offset, in full or in part as a result of such casualty, the parties shall proceed to Closing in accordance with the terms of this Agreement without any reduction in the Contribution Value.

(b)           (i) If, at or prior to Closing, any other damage, destruction or casualty, of any Property, occurs, which damage, destruction or casualty creates loss valued at ten (10%) percent or less of the Contribution Value, then this Agreement shall continue in full force and effect and Ceruzzi shall give written notice of such event to Inland (which notice will include a description of the nature, extent and estimated amount of damage or loss suffered by the Property in connection with such casualty), in which event the parties shall proceed to Closing in accordance with the terms of this Agreement without any reduction in the Contribution Value, and Ceruzzi shall (A) assign to Inland at Closing all of its rights to and interest in all proceeds of casualty insurance and business interruption and rent loss insurance relating to the period from and after the date of Closing payable on account of such casualty, (B) pay to Inland at Closing an amount equal to the full amount of the deductible applicable under such insurance policies, by way of a credit against the Contribution Value equal to the deductible unless tenants are responsible for the deductible in CAM. Ceruzzi shall cooperate reasonably with Inland before and after Closing to file and process an insurance claim for all insured loss arising out of such casualty. Ceruzzi shall not settle or adjust any such insurance claim without Inland’s prior written consent. Ceruzzi shall have no obligation to repair or restore any Property other than necessary measures as may be necessary to secure any such Property from natural elements, vandalism or further deterioration.

(ii)           If, at or prior to Closing, any other damage, destruction or casualty, of the Property, occurs which damage, destruction or casualty creates a loss valued in excess of ten (10%) percent of the Contribution Value allocated to such Property, then Ceruzzi shall notify Inland in writing (hereinafter referred to as a “Ceruzzi Casualty Notice”), which Ceruzzi Casualty Notice will include a description of the nature, extent and estimated amount of damage or loss suffered by the affected Property in connection with such casualty. Within ten (10) days after receipt of the Ceruzzi Casualty Notice, Inland shall notify Ceruzzi, in writing, as to whether (A) Inland will elect to proceed to Closing or (B) Inland will elect to terminate this Agreement. If Inland does not make such written election within the time period specified above, Inland will be deemed to have made the election set forth in clause (A).

(iii)          If Inland makes (or is deemed to have made) the election set forth clause (A) of Section 7.1(b)(ii) above, then this Agreement shall continue in full force and effect and the parties shall proceed to Closing in accordance with the terms of this Agreement without any reduction in the Contribution Value, and the Ceruzzi shall (A) assign to Inland at Closing all of its rights to and interest in all proceeds of casualty insurance and business interruption and rent loss insurance relating to the period from and after the date of Closing payable on account of such casualty and (B) pay to Inland at Closing an amount equal to the full amount of the deductible applicable under such insurance policies, by way of a credit against the Contribution Value equal to the deductible. Ceruzzi shall cooperate reasonably with Inland before and after Closing to file and process an insurance claim for all insured loss arising out of such casualty. Ceruzzi shall not settle or adjust any such insurance claim without Inland’s prior written consent. The Ceruzzi shall have no obligation to repair or restore any Property other than necessary measures as may be necessary to secure any such Property from natural elements, vandalism or further deterioration.

7.2          Condemnation. If, at or prior to the time of Closing, all or any portion of any Property shall be condemned or taken pursuant to any governmental or other power of eminent domain, any written notice of taking or condemnation with respect to all or any portion of a Property is issued, or any proceedings are instituted by any governmental authority having the power of eminent domain to take all or any portion of such Property, then (a) Ceruzzi shall notify Inland in writing of such action, (b) Inland shall proceed to closing with a reduction in the Contribution Value equal to any condemnation award previously paid to Ceruzzi, (c) Ceruzzi shall assign to Inland at the time of Closing all of such Ceruzzi’s right to any unpaid condemnation awards and (d) Ceruzzi shall convey the entire Property (or remainder thereof) to Inland.

ARTICLE 8

Remedies Upon Default

8.1          Time of Essence. If full performance of this Agreement is not completed by the Closing Date, either party shall have the right after such date to declare time to be of the essence of this Agreement by giving notice of such election to the other party. Such notice shall contain a declaration that time is of the essence and shall fix the time, date and place of final settlement, which date may not be sooner than twenty (20) days nor later than thirty (30) days following the effective date of giving such notice.

8.2          Default by Inland. In the event the sale of the Property as contemplated hereunder is not consummated due to Inland’s default hereunder, Ceruzzi shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages, and not as a penalty, for the breach of this Agreement (which shall operate to terminate this Agreement and release Inland and Ceruzzi from any and all liability hereunder other than with respect to those representations, warranties and/or indemnities which survive termination of this Agreement), it being agreed between the parties hereto that the actual damages to Ceruzzi in the event of such breach are difficult, if not impossible, to determine and the Deposit and any accrued interest thereon, is a reasonable estimate thereof. Ceruzzi expressly waives its right to seek compensatory or consequential damages in the event of Inland’s default hereunder.

8.3          Default by Ceruzzi. In the event the sale of the Property as contemplated hereunder is not consummated due to a default by all Ceruzzi hereunder, Inland shall be entitled, at its election, as its sole remedy, (a) to waive such default and close title in accordance with the terms of this Agreement without any reduction of the Contribution Value, (b) to receive the return of the Deposit which shall operate to terminate this Agreement and release Inland and Ceruzzi from any and all liability hereunder (other than with respect to those representations, warranties and/or indemnities which survive termination of this Agreement), or (c) to enforce specific performance of the Ceruzzi’s obligations to convey the Property to Inland in accordance with the terms of this Agreement, including a claim for reasonable attorney’s fees and costs of suit.

ARTICLE 9

Agents and Commission

9.1          Brokers. With respect to the transaction contemplated by this Agreement, Ceruzzi and Inland represent to the other party that neither party has engaged a broker in regard to this transaction. In the event that any claim for commission or finder’s fee is brought by any person or entity as a consequence of the transaction contemplated hereby and as a result of any action or omission of Ceruzzi or Inland, then Ceruzzi or Inland, as the case may be, shall hold harmless the other party against any loss, cost or expense of any nature, including, but not limited to, court costs and reasonable attorney’s fees arising as a consequence of the claim for the commission or fee. The terms of this Section 9.1 shall survive the Closing or termination of this Agreement.

ARTICLE 10

Miscellaneous

10.1        Notices. Every notice or other communication required or contemplated by this Agreement by any party shall be in writing and shall be delivered by (i) personal delivery, (ii) internationally recognized express courier, such as Federal Express, UPS or DHL or (iii) facsimile with a confirmation copy sent simultaneously in the manner contemplated by clauses (i) or (ii) of this Section 10.1, in each case addressed to the party for whom intended at the following address:

(i)	If to Inland:		Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
		Attn:	G. Joseph Cosenza,
President
Fax No.: 630-218-4935

(ii)	With a copy to:		Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attn: Robert Baum, General Counsel
Fax No.: 630-218-4900 and 630-571-2360

(iii)	If to Ceruzzi:		c/o Ceruzzi Holdings, LLC
1720 Post Road
Fairfield, Connecticut 06824
Attn: Arthur W. Hooper, Jr.
Fax No.: 203-256-4019

If to the
	Escrow Agent:		Chicago Title Insurance Company
171 N. Clark Street
Chicago, IL 60601
Attn: Nancy Castro
Fax No.: 312-223-2108

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the third (3rd) business day after it was deposited in the mail. All notices and other communications required or contemplated by this Agreement to be delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified or equivalent mail or courier shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

10.2        No Recording. Neither Ceruzzi nor Inland shall cause or permit this Agreement nor any memorandum hereof to be filed of record in any office or place of public record and if Inland or Ceruzzi shall fail to comply with the terms hereof by recording or attempting to record the same, such act shall not operate to bind or cloud title to the Property. If either party or counsel acting for either party shall cause or permit this Agreement, a copy hereof, or a memorandum hereof to be filed in an office of place of public record, the other party, at its option, may treat such act as a default under this Agreement.

10.3        No Agency. This Agreement shall not constitute an appointment of any of the parties hereto as the legal representative or agent of any other party hereto nor shall any party hereto have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, the other party hereto.

10.4        Severability. In the event any provision of this Agreement shall be determined to be invalid or unenforceable under applicable law, all other provisions of this Agreement shall continue in full force and effect unless such invalidity or unenforceability causes substantial deviation from the underlying intent of the parties expressed in this Agreement or unless the invalid or unenforceable provisions comprise an integral part of, or in inseparable from, the remainder of this Agreement. If this Agreement continues in full force and effect as provided above, the parties shall replace the invalid provision with a valid provision which corresponds as far as possible to the spirit and purpose of the invalid provision.

10.5        Assignment and Succession. Except as expressly permitted herein, no party may assign or otherwise transfer any rights, interests or obligations under this Agreement (excluding an assignment resulting by operation of law as a result of the merger or consolidation of any such party) without the prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of such party for any reason whatsoever or for no reason. This Agreement shall inure to the benefit of the parties hereto and to their respective permitted successors and assigns. Notwithstanding the foregoing, within ten (10) days prior to Closing, Inland shall have the right to notify Ceruzzi of the names of its nominee entity taking title to the Property.

10.6        Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom, shall in any event be effective without the written concurrence of the other party hereto. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to or demand on any party in any case shall entitle any other party to any other or further notice or demand in similar or other circumstances.

10.7        Further Assurances. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement including but not limited to the effective consummation of the transactions contemplated under the provisions of this Agreement. The provisions of this Section 10.7 shall survive Closing.

10.8        Absence of Third-Party Beneficiaries. No provisions of this Agreement, express or implied, are intended or shall be construed to confer upon or give to any person or entity other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement unless specifically provided otherwise herein, and except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

10.9        Governing Law; Jurisdiction. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of Connecticut, without reference to the choice-of-law principles thereof. Inland and Ceruzzi agree to submit to personal jurisdiction in the state of Connecticut in any action or proceeding arising out of this Agreement. In furtherance of such agreement, the parties hereto agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the each party in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Connecticut and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the party by registered or certified mail to, or by personal service at, the respective addresses listed in Section 10.1 herein (or as otherwise established by notice to the other party), whether such address may be within or without the jurisdiction of any such court. The parties hereto further agree that the venue of any litigation arising in connection with this Agreement or in respect of any of the obligations of the parties hereto under this Agreement, shall, to the extent permitted by law, be in Fairfield County, Connecticut.

10.10      Interpretation. This Agreement, including any exhibits, schedules and amendments, has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement.

10.11      Entire Agreement. The terms of this Agreement and the other writings referred to herein (including but not limited to all schedules, exhibits, addenda, and related agreements) and delivered by the parties hereto are intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, together with the exhibits and schedules hereto shall constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

10.12      Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

10.13      Expenses. Each of the parties agrees to pay its own expenses in connection with the transactions contemplated by this Agreement, including without limitation legal, consulting, accounting and investment banking fees, whether or not such transactions are consummated.

10.14      Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

10.15      Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.16      Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OR SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

10.17      Confidentiality.

(a)           Inland shall use is best efforts, and cause its attorneys, representatives and consultants (hereinafter collectively referred to as the “Inland Parties”) to use their best efforts, to use all information, documents, surveys, leases and other materials provided to them by the Ceruzzi hereunder (hereinafter collectively referred to as the “Due Diligence Materials”) exclusively for the purpose of evaluating the merits of a possible purchase of the Property as contemplated by this Agreement and not for any other purpose whatsoever. Inland further agrees, except as may be required by applicable law, that it will not disclose any Due Diligence Materials or use them to the detriment of any Ceruzzi.

(b)           In the event this Agreement is terminated prior to the consummation of the purchase and sale contemplated hereunder, all Due Diligence Materials and all copies thereof will be returned to Ceruzzi promptly. All analyses, compilation, studies or other documents prepared by or for Inland and reflecting any Due Diligence Material or otherwise based thereon will be (at Inland’s option) either (i) destroyed or (ii) retained by Inland in accordance with the confidentiality restrictions set forth in this Section 10.17.

(c)           Inland acknowledges that the Due Diligence Materials are proprietary in nature and that Ceruzzi would suffer significant and irreparable harm in the event of the misuse or disclosure of the Due Diligence Materials. Without affecting any other rights or remedies that either party may have, Inland acknowledges and agrees that Ceruzzi shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach or threatened breach of the provisions of this Agreement relating to confidentiality by any Inland Party.

(d)           Inland hereby indemnifies and holds harmless Ceruzzi from and against all loss, liability, claim, damage and expense arising out of any breach of this Section 10.17 by Inland or by any Inland Party.

(e)           Neither party shall issue any press release or public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, except to the extent such release or statement is required by law or the regulations of the Securities and Exchange Commission or the New York Stock Exchange, and (ii) after Closing, any such release or statement issued by Ceruzzi or Inland shall be subject to the review and approval of the other respective party (which approval shall not be unreasonably withheld). If Ceruzzi or Inland is required by law to issue a release or statement, such party shall, at least two (2) Business Days prior to the issuance of same, deliver a copy of the proposed release to the other party for its review.

(f)            This Section 10.17 shall survive Closing and any termination of this Agreement.

10.18      Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft, or a marked up draft, of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a matter acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits hereto, and Ceruzzi and Inland have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits hereto.

10.19      Exculpation. This Agreement and all documents, agreement, understandings, and arrangements relating to this transaction have been executed by the undersigned in his capacity as Manager of each seller limited liability company, and neither the Manager executing this Agreement nor the members, managers or officers of the Ceruzzi shall be bound or have any personal liability hereunder. Neither Ceruzzi, on the one hand, nor Inland, on the other hand, will seek recourse or commence any action against the officer of the other executing this Agreement or any of the members, managers or officers of the other, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreement, understandings, arrangements and transactions between or among the parties.

10.20      Intentionally Deleted.

10.21      Business Day. As used herein, the term Business day means any day other than a Saturday, Sunday and any other day which is a legal holiday in the State of Connecticut on which offices of the State of Connecticut are routinely scheduled to be closed.

IN WITNESS WHEREOF, the parties hereto have set executed or caused their duly authorized representatives to execute this Agreement of Contribution as of the day and year first written above.

3-SIGNATURE PAGES FOLLOW

CERUZZI:
CE CUMBERLAND 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

MALDEN CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

SWAMPSCOTT CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE SOUTHINGTON 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

FRAMINGHAM CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE BRISTOL 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE SICKLERVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE GREENVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

INLAND:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By:
G. Joseph Cosenza,
President

The undersigned hereby joins in this Agreement solely in its capacity as Escrow Agent and solely to evidence its agreement to be bound by the terms of Sections 1.2(b) and (d) hereof and acknowledge receipt of the $1,000,000.00 Good Faith Deposit.

Chicago Title Insurance Company

By:

FIRST AMENDMENT

CONTRACT

Gene Filice

From:	“Benvenuto, Charles <cbenvenuto@inlandgroup.com>
To:	<gfilice@benvenutolaw.com>; “Cosenza, Joseph” <joe@inlandgroup.com>; “Anderson-Cox, Sharon” <cox@inlandgroup.com>
Sent:	Friday, April 21, 2006 5:10 PM
Subject:	Fw: Ahold Portfolio Sale

Sent from my BlackBerry Wireless Handheld

Charles J. Benvenuto, Esq.
2901 Butterfield Road
Oak Brook, Illinois 60523

Orignial Message

From: Art Hooper

To: Benvenuto, Charles

Sent: Fri Apr 21 15:49:48 2006

Subject: Ahold Portfolio Sale

This to confirm the conversation between Joe Cosenza and Lou Ceruzzi that the due diligence period is extended through April 26, 2006.  It is our understanding that Inland American will be using the same lenders, i.e. Nomura and Principal, and that the form of SNDA will remain the same.  It is also our understanding that the acquiring entities will be named Inland American Ceruzzi        L.L.C.

Arthur W. Hooper, Jr.

Ceruzzi Holdings LLC

Executive Vice President/General Counsel

1720 Post Road

Fairfield, CT 06824

203-256-4027

(F) 203-256-4001

hoopera@starwoodceruzzi.com

Filice, Gene

From:	Benvenuto, Charles
Sent:	Friday, April 21, 2006 3:53 PM
To:	Filice, Gene; ‘cbenvenuto@benvenutolaw.com’
Subject:	Fw: Ahold Portfolio Sale

FYI

Original Message

From: Art Hooper [mailto:hoopera@starwoodceruzzi.com]

Sent: Friday, April 21, 2006 3:50 PM

To: Benvenuto, Charles

Subject: Ahold Portfolio Sale

This to confirm the conversation between Joe Cosenza and Lou Ceruzzi that the due diligence period is extended through April 26, 2006.  It is our understanding that Inland American will be using the same lenders, i.e. Nomura and Principal, and that the form of SNDA will remain the same.  It is also our understanding that the acquiring entities will be named Inland American Ceruzzi      L.L.C.

Arthur W. Hooper, Jr.

Ceruzzi Holdings LLC

Executive Vice President/General Counsel

1720 Post Road

Fairfield, CT 06824

203-256-4027

(F) 203-256-4001

hoopera@starwoodceruzzi.com

SECOND AMENDMENT TO AGREEMENT OF CONTRIBUTION

THIS SECOND AMENDMENT TO AGREEMENT OF CONTRIBUTION (the “Second Amendment”) is made and entered into as of the 26 day of April, 2006, by between CE Cumberland 2001 LLC, and Malden CE 2001 LLC, and Swampscott CE 2001 LLC, and CE Southington 2001 LLC, and Framingham CE 2001 LLC, and CE Bristol 2001 LLC, and CE Sicklerville 2001 LLC, and CE Greenville 2001 LLC, each a Delaware limited liability company, having an address at c/o Ceruzzi Holdings, LLC, 1720 Post Road, Fairfield, CT 06824 (hereinafter collectively referred to as “Ceruzzi”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter referred to as “Inland”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Agreement of Contribution dated as of February 24, 2006, as amended on April 21, 2006 (collectively, the “Agreement”), for the sale and purchase of the Property described by the Agreement.

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1. Exhibit K of the Agreement is amended by substituting “Inland American Real Estate Trust, Inc.,” in the place of “Inland Western Retail Real Estate Trust, Inc.,” ( “IWEST”) in each instance IWEST appears.

2. Exhibit L, Exhibit M, and Exhibit N of the Agreement are hereby amended by substituting attached Exhibit L-1, Exhibit M-1, and Exhibit N-1, therefor.

3. Section 1.2(f)(ii)B of the Agreement is hereby amended by substituting the year “2010” for the year “2008,” in line 3-thereof.

4. Section 2.1(b) of the Agreement is hereby amended by substituting the date “May 10, 2006,” for the date “April 26, 2006,” in line 9 thereof.

5. References in the Agreement to “Giant Eagle, Sicklerville, New Jersey,” shall be amended to refer to “Stop & Shop, Sicklerville, New Jersey,” in each instance a reference to Giant Eagle appears in the Agreement.

6. This Second Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Second Amendment. Each person executing this Second Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Second Amendment. Any counterpart to this Second Amendment may be executed by facsimile copy or email transmission and shall be binding on the parties.

7. Except as herein amended and as previously amended, the terms and conditions of the Agreement remain unmodified and in full force and effect.

*     *     *     *     *

(Signatures on following 2-pages)

2

CERUZZI:

CE CUMBERLAND 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

MALDEN CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

SWAMPSCOTT CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

CE SOUTHINGTON 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

FRAMINGHAM CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

3

CE BRISTOL 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

CE SICKLERVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

CE GREENVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member
By:	/s/ [ILLEGIBLE]
Name:
As Its:

INLAND:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation
By:	/s/ G. Joseph Cosenza
G. Joseph Cosenza,
President

The undersigned hereby joins in this Second Amendment solely in its capacity as Escrow Agent and solely to evidence its agreement to be bound by the terms of Sections 1.2(b) and (d) and 2.4 hereof and acknowledge receipt of the $1,000,000.00 Good Faith Deposit.

Chicago Title Insurance Company
By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
As Its:	Assistant Vice President

4

THIRD AMENDMENT TO

AGREEMENT OF CONTRIBUTION

THIS THIRD AMENDMENT TO AGREEMENT OF CONTRIBUTION (hereinafter referred to as the “Amendment”), dated as of the            day of May, 2006, is entered into by and between CE Cumberland 2001 LLC, and Malden CE 2001 LLC, and Swampscott CE 2001 LLC, and CE Southington 2001 LLC, and Framingham CE 2001 LLC, and CE Bristol 2001 LLC, and CE Sicklerville 2001 LLC, and CE Greenville 2001 LLC, each a Delaware limited liability company (hereinafter collectively referred to as “Ceruzzi”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation (hereinafter referred to as “Inland”).

W I T N E S S E T H:

WHEREAS, Ceruzzi and Inland entered into that certain Agreement of Contribution dated as of the 24th day of February, 2006, as amended by letter agreement dated April 21, 2006, and by the Second Amendment to Agreement of Contribution dated April 26, 2006 (the “Agreement”), with regard to those certain parcels of real property legally described in the Agreement; and

WHEREAS, Ceruzzi and Inland have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Inland and Ceruzzi agree as follows:

1.             Section 3.1 of the Agreement is modified by replacing the third sentence thereof with the following:  “The Closing shall take place on June 1, 2006 (hereinafter referred to as the “Closing Date”).”

2.             This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Amendment. Each person executing this Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Amendment. Any counterpart to this Amendment may be executed by facsimile copy and shall be binding on the parties.

3.             The remaining terms and conditions of the Agreement remain unmodified and in full force and effect.

*              *              *              *              *

(Signatures on following page)

1

INLAND:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:
Name:
Title:

CERUZZI:

CE CUMBERLAND 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

MALDEN CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

SWAMPSCOTT CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE SOUTHINGTON 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

2

FRAMINGHAM CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE BRISTOL 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE SICKLERVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

CE GREENVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:
Name:
As Its:

3

FOURTH AMENDMENT TO AGREEMENT OF CONTRIBUTION

THIS FOURTH AMENDMENT TO AGREEMENT OF CONTRIBUTION (the “Fourth Amendment”) is made and entered into as of the 1st day of June, 2006, by between CE Cumberland 2001 LLC, and Malden CE 2001 LLC, and Swampscott CE 2001 LLC, and CE Southington 2001 LLC, and Framingham CE 2001 LLC, and CE Bristol 2001 LLC, and CE Sicklerville 2001 LLC, and CE Greenville 2001 LLC, each a Delaware limited liability company, having an address at c/o Ceruzzi Holdings, LLC, 1720 Post Road, Fairfield, CT 06824 (hereinafter collectively referred to as “Ceruzzi”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (hereinafter referred to as “Inland”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Agreement of Contribution dated as of February 24, 2006, as amended (collectively, the “Agreement”), for the sale and purchase of the Property described by the Agreement.

WHEREAS, Buyer and Seller have mutually agreed to amend certain provisions of the Agreement.

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1. Section 1.2(f)(ii)C of the Agreement is hereby amended by substituting the term “seventh (7th)” for the term “fifth (5th),” in line 2-thereof.

2. Section 3.1 of the Agreement is hereby amended by substituting the date “June 8th, 2006” for the date “June 1, 2006.”

3. This Fourth Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one Fourth Amendment. Each person executing this Fourth Amendment represents that such person has full authority and legal power to do so and bind the party on whose behalf he or she has executed this Fourth Amendment. Any counterpart to this Fourth Amendment may be executed by facsimile copy or email transmission and shall be binding on the parties.

4. Except as herein amended and as previously amended, the terms and conditions of the Agreement remain unmodified and in full force and effect.

*              *              *              *              *

(Signatures on following 2-pages)

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CERUZZI:

CE CUMBERLAND 2001 LLC
By:	CE Investment Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
As Its:	Exec. Vice President

MALDEN CE 2001 LLC
By: CE Investments Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:
As Its:

SWAMPSCOTT CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:
As Its:

CE SOUTHINGTON 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:
As Its:

FRAMINGHAM CE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:
As Its:

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CE BRISTOL 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:
As Its:

CE SICKLERVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:
As Its:

CE GREENVILLE 2001 LLC
By: CE Investment Associates 2001, LLC,
Its: Managing Member

By:	/s/ [ILLEGIBLE]
Name:
As Its:

INLAND:

INLAND REAL ESTATE ACQUISITIONS, INC.,
an Illinois corporation

By:	/s/ G. Joseph Cosenza
G. Joseph Cosenza,
President

The undersigned hereby joins in this Fourth Amendment solely in its capacity as Escrow Agent and solely to evidence its agreement to be bound by the terms of Sections 1.2(b) and (d) and 2.4 hereof and acknowledge receipt of the $1,000,000.00 Good Faith Deposit.

Chicago Title Insurance Company

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
As Its:	Assistant Vice President

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